Exhibit 99.2

Presentation

Operator

Good day, ladies and gentlemen, and welcome to the Maxim Integrated announces definitive agreement to acquire Volterra Semiconductor conference call. [Operator Instructions] As a reminder, today's program is being recorded. I would now like to introduce your host for today's program, Mr. Venk Nathamuni, Managing Director of Investor Relations. Please go ahead.

Venk Nathamuni

Managing Director of Investor Relations
Thank you, operator, and welcome, everyone, to Maxim's Volterra Semiconductor acquisition conference call. With me on the call today from Maxim are Chief Executive Officer, Tunc Doluca; Chief Financial Officer, Bruce Kiddoo; and Senior Vice President of the Communications and Automotive Group, Matt Murphy. We're also pleased to have Volterra's CEO, Jeff Staszak, on the call with us.

This call is being broadcast live over the Internet and can be accessed through Maxim's website. A replay will also be available on our website for a period of time. We have posted an investor presentation on the Maxim Investor Relations website, providing additional details on the transaction. We highly recommend that investors review this presentation if you have not already had a chance to do so. Also just a quick note that we will not be providing an update on current quarter business conditions.

During today's call, we will be making some forward-looking statements. In light of the Private Securities Litigation Reform Act, I'd like to remind you that these statements must be considered in conjunction with the cautionary warnings that appear in our SEC filings. Investors are cautioned that all forward-looking statements in this call involve risks and uncertainty, including risks and uncertainties related to this acquisition and that future events may differ materially from the statements made. For additional information, please refer to the company's Securities and Exchange Commission filings, which are posted on our website or available from the company without charge.

Now I will turn the call over to Tunc.

Tunc Doluca

Chief Executive Officer, President and Director
So let me start by welcoming the Volterra team to Maxim. I'm pleased that Jeff was able to join us today on this call. Earlier today, we announced that Maxim has entered into a definitive agreement to acquire Volterra Semiconductor for $23 per share in cash. This represents an equity value of $605 million or enterprise value of $450 million, net of Volterra's cash.

Volterra Semiconductor is an industry leader in high-performance, high-current power management solutions. The company is primarily focused on the enterprise, cloud computing, communications and networking end market. Since its inception in 1996, Volterra Semiconductor has demonstrated a strong track record of success and established leadership positions in the markets it serves.

The Volterra team is widely recognized for innovation in high-current power management solutions. High-density efficient power management is increasingly critical in a broad range of applications. Volterra solutions are well positioned to capitalize on this growing market opportunity. We are very excited to have the Volterra team become part of Maxim family and are looking forward to their contributions to the combined company.

With that, let me now discuss the rationale for the acquisition. First, at a high level, power is the most fundamental analog technology. It is the largest and fastest-growing segment within all of analog. Second, with this acquisition, we will add a highly talented team with a distinguished record of innovation and product design, process development, advanced packaging and systems expertise. This team will provide a strong complement to Maxim's internal capabilities, delivering a significant time-to-market advantage.

Third, Volterra's portfolio of highly integrated products enables better performance, solid form factors, scalability, system management and lower total cost of ownership and high current power management. Fourth, we acquired valuable patent portfolio of packaging, process and design techniques.

Fifth, Maxim integrates preferred supplier status as leading OEMs, and our larger sales force will enable much broader adoption of Volterra technology. Finally, sixth, while early in their product cycles, Volterra provides 3 new potential vectors for future revenue growth: solar, battery and integrated voltage regulators.

Now from a financial perspective, one, we are expanding the market opportunity with an incremental SAM of $900 million in 2017 based on market research reports; 2, the deal provides further diversification of Maxim's current end market mix; and 3, the acquisition to be immediately accretive to our earnings.

I want to emphasize that we value all the customer relationships Volterra Semiconductor has built over the years, and that Maxim is fully committed to strengthening these engagements. I am confident that Maxim's culture of innovation, combined with the Volterra Semiconductor's technology roadmap and talent, will enable us to deliver highly differentiated products for our customers.

Let me now turn the call over to Jeff to share his thoughts on the transaction.

Jeffrey Staszak

Chief Executive Officer, President, Executive Director and Member of Non-Officer Equity Committee
Good morning. We are very excited to announce today that we are joining arms with Maxim Integrated. Volterra Semiconductor has distinguished itself over the years by taking innovative ideas and building upon them to develop market-leading products. We continue to drive innovation in power management, which together with Maxim, we hope to bring to market faster and even more cost effectively for the benefit of our customers.

Today's announcement is a strong validation of Volterra's leadership in power management and the outstanding achievements of the talented team of Volterra employees. Combining with Maxim will allow Volterra to benefit from Maxim's scale and market leadership and enhance our ability to deliver innovative and differentiated products to our customers.

We remain committed to providing our customers with advanced technology solutions and world-class quality and support. We believe being part of the Maxim team will present exciting new opportunities for Volterra's talented employees. Now let me hand the call back to Tunc.

Tunc Doluca

Chief Executive Officer, President and Director
Thank you, Jeff. Let me reiterate that we're very excited about this combination. Now let me turn the call over to Bruce to discuss the financial details of the transaction.

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Thanks, Tunc. As Tunc mentioned at the outset, Maxim has agreed to acquire Volterra Semiconductor for $23 per share in cash, which represents an equity value of $605 million or an enterprise value of $450 million, net of Volterra's cash. We intend to complete the acquisition through a tender offer for Volterra Semiconductor shares. We anticipate launching this tender offer within a few days. We expect the deal to close early in the December quarter.

We plan to fund the acquisition with cash on hand. As of June 30, our cash balance was approximately $1.2 billion. We plan to replenish our cash balance with new debt. The acquisition is expected to be immediately accretive to earnings per share at closing, excluding customary acquisition costs.

We project we can achieve $15 million in annual operating combined synergies across both companies once the integration is complete. We are committed to maintaining Maxim's long-term financial model of 61% to 64% gross margins and 30% operating margin. We're excited that Volterra Semiconductor's joining us. I'll now turn the call back to Venk.

Venk Nathamuni

Managing Director of Investor Relations
Thanks, Bruce. That's the end of our prepared comments. We will now welcome your questions. [Operator Instructions] Operator, please begin polling for questions.

Question and Answer

Operator
[Operator Instructions] Our first question comes from the line of Ross Seymore from Deutsche Bank. Ross Seymore

Deutsche Bank AG, Research Division
I guess the first question on Maxim's side of things. Volterra is going through somewhat similar transition, as you guys have over the last couple of years, exiting the notebook side of the business. Can you just talk about how that is going to be handled if that can be expedited at all? And how it fold into what you're doing in the notebook side of things as well?

Tunc Doluca

Chief Executive Officer, President and Director
On the notebook side, essentially, Volterra and Maxim combined will continue to sell the products that we have, so we fully support the customers on their requirement. But as you said, that will be a headwind for a while. Not sure exactly how long it's going to last, but we have essentially from our analysis and looking at forecast together, we have other business that's coming up but essentially making up for that headwind in the short term. So we don't think that, that's going to last for a long time, but we do fully intend to support the customers in the notebook business.

Ross Seymore

Deutsche Bank AG, Research Division
Great. And I guess as my one follow-up on the cost synergy site. Bruce, you mentioned $15 million. Can you just give us a little bit of detail as far as the timing on that? And is that more on the wafer cost side of things, OpEx? Any color on that front will be helpful.

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Sure, Ross. I think when we look at that, I think primarily, that will be on the operating expense side. From a manufacturing cost structure, as you know, Volterra primarily has an outsourced model. From a timing point of view, this is something that probably the earliest we would see that would be starting in the March quarter and then fully achieved probably in the June quarter.

Operator

Our next question comes from the line of Vernon Essi from Needham & Company. Vernon P. Essi

Needham & Company, LLC, Research Division
Just wondering right off, Tunc, are you planning to support all the different product developments that are taking place at Volterra? There's some energy products that they've invested in recently, and do you see those outside of long-term strategic investment to Maxim's future?

Tunc Doluca

Chief Executive Officer, President and Director
Yes, we do. We actually -- when I was explaining the strategic rationale, I mentioned in one of the items that even though it's early in the product cycles for some of those new growth vectors for us, we do intend to continue to invest in those. They looked like very promising investments for us. Just to reiterate that we see opportunities in energy for solar, for battery and for integrated voltage regulators, 3 areas that have great growth potential for the company. So we do intend to continue to invest in those.

Vernon P. Essi

Needham & Company, LLC, Research Division
Okay. And also just wondering on the Volterra side of things. There's been some transition going on in the infrastructure on the server side of the business, cloud making more of a headway, if you will, into the enterprise side of the business. Can you discuss sort of what you would bring to the table that might help them benefit or at least get those products more in the hands of those cloud-based customers and how you might handle that channel strategy going forward?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Matt Murphy speaking. So we think the cloud computing transition presents a lot of opportunity for Volterra products. And I think between the drivers that they've made with those accounts as well as Maxim's existing relationships with those companies, will allow us to get technology in their hands. And I think the benefits that we show with the cloud computing end customers and applications will ultimately show that Volterra's technology is quite compelling for cloud computing.

Operator

Our next question comes from the line of Chris Caso from Susquehanna Financial. Christopher Caso

Susquehanna Financial Group, LLLP, Research Division
Could you just talk a little bit the production of Volterra products post-acquisition? Again, as you said, they're fabless. Is there any opportunity to bring some of their products in-house or perhaps into your foundry network? And then as a follow-on to that, are there any particular processes that Volterra has? You talked about the patent portfolio that perhaps maybe useful to the Maxim core business.

Jeffrey Staszak

Chief Executive Officer, President, Executive Director and Member of Non-Officer Equity Committee
Okay. So basically from a manufacturing strategy viewpoint, as you know, Volterra does have an outsourced model for both the wafer fab, as well as the semi processes. Our intent is really to with those unchanged. It's really important to continue the continuity. And obviously, in the long term, we'll look at all the opportunities and see if it makes sense for us to bring those in-house. But it's really steady as she goes right now in terms of manufacturing strategy for all of Volterra's products [indiscernible] In terms of the patent portfolio, Volterra clearly has a very strong patent portfolio. You mentioned process but they also have some packaged IP that's protected, as well as some design techniques that's very valuable especially in high current applications. We believe that those are very important to really make sure that we have a leading position in the market. And absolutely, the rest of the company, those techniques and technologies will be open to other power management organization with Maxim. So we clearly see that those would be beneficial in some of the other markets we're in. But frankly, we have not really analyzed that fully yet in terms of how we could benefit from it from some of our other application areas.

Christopher Caso

Susquehanna Financial Group, LLLP, Research Division
Okay. And as a follow on, Bruce, with respect to the debt that you discussed in terms of replenishing cash for the deal, should we expect that to be about the size of the deal? And as a follow on to that, does the resulting net cash balance change your approach to buybacks going forward?

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Sure. So from a debt point of view, I think you could probably look at it around the enterprise value, maybe at just a little bit more from a comfort point of view. Certainly, when you do an acquisition of this size, we'll take a look at our buyback and we'll take a look at our matrix. But I do think it's reasonable to expect that we may decide to slow down our buyback a little bit as a result of this acquisition.

Operator

Our next question comes from the line of Tore Svanberg from Stifel, Nicolaus. Tore Svanberg

Stifel, Nicolaus & Co., Inc., Research Division
First question, could you just talk a little bit about how Volterra will be embedded internally in the organization, which business units is going to fall into? And with that, could you also talk about existing Volterra management if they're going to be joining Maxim as well, whether that's Jeff or Tony?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Sure, sure, it's Matt again. So yes, we're excited to bring the Volterra team into Maxim into my division. As you know, we have 3 divisions in the company. One of them is the one that I manage, is focused around communications and enterprise as a vertical. And within that today, we actually have an existing power management business unit that's delivering solutions for both comp and enterprise. And the Volterra team will fit very nicely with the existing group we have. And as far as the management team had the pleasure of getting to know Jeff and Tony and Craig and a number of the other key Volterra members of their team. And Tony and Craig significant positions in the group as we go forward.

Tunc Doluca

Chief Executive Officer, President and Director
Yes. Also in terms of Jeff, absolutely he's going to be supportive in our integration and making sure that this is successful. So we're taking it a day at a time and see where we go from there.

Tore Svanberg

Stifel, Nicolaus & Co., Inc., Research Division
Very good. And as my follow-up and I don't know if Jeff could comment here, but I know right now, the designing cycle has started and ongoing for grandly. I was just hoping maybe Jeff or somebody else can comment on how that design activity is going?

Jeffrey Staszak

Chief Executive Officer, President, Executive Director and Member of Non-Officer Equity Committee
Well, as we've disclosed before in our previous calls and discussions with the analysts, the server design activity is still progressing. It will be this quarter and next quarter that the majority of the decisions will be made. But at this point in time, we think our progress is very good with design-ins.

Operator

Our next question comes from the line of Craig Ellis from B. Riley. Craig A. Ellis

B. Riley Caris, Research Division
Tunc, from a very high level and thinking about this from an end market exposure the way the company often messages on quarterly calls, is it fair to say that what Volterra will do with its server power exposure, which is, I think in the ballpark of $100 million next year, is it will really augment the financial terminals and point-of-sale businesses that you have within your compute segment? And if that's not the case, then please help me understand the [indiscernible]

Tunc Doluca

Chief Executive Officer, President and Director
So essentially if you look at the enterprise piece of the business which is server and storage for the Volterra products, your estimate of the revenues are about right. And in terms of how are we going to group it inside of our -- the 4 major end markets, it will be grouped inside of our computing end markets so essentially we'll grow the total revenues coming from the computing market for us.

Craig A. Ellis

B. Riley Caris, Research Division
Okay. And then Bruce, as a follow-up, you mentioned that the deal would be immediately accretive. I didn't catch if you specified the amount of accretion you'd expect in the first quarter. And on a full year basis as we think about next year, what would be a reasonable level of accretion that the management team would be satisfied with on this transaction?

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Sure, Craig. So when we look at just the current financials, as they stand, has been recorded and estimated by the street, if you just put those together, you get the level of accretion. So the company is profitable. Volterra isn't so from that point of view, we'll get to see immediate accretion. As we've indicated, we do believe there's opportunities for some operational synergies across the 2 companies. And so we've identified a target of $15 million on an annual basis. We'll start to see that in the March quarter, and our target is fully realizing that by the end of the June quarter. So I think with that data, you can model that out. And I think you'll see that this is from a financial point of view, that this is a great combination of 2 very strong companies.

Craig A. Ellis

B. Riley Caris, Research Division Is it fair to say that the biggest part of the initial OpEx savings would be just the elimination of the public company costs of Volterra? Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President Certainly, that's a part of the savings, yes. Operator
Our next question comes from the line of James Covello with Goldman Sachs. James Covello

Goldman Sachs Group Inc., Research Division
I apologize, I was on another earnings call for the first couple of minutes of this call so I hope I'm not asking a question that was already covered. But just in terms of how the deal came together, was this anything that some of your customers suggested that you take a look at? Or is this something that you got has been in the works for a while just because it makes a lot of sense?

Jeffrey Staszak

Chief Executive Officer, President, Executive Director and Member of Non-Officer Equity Committee
This is Jeff Staszak. To kind of sum it up, I didn't expect to be in this call here 6 months [ph] ago. We were approached by a few parties, and as a result, we decided to reach out to some other potential buyers that were of a more strategic interest for us going forward and that's the primary reason.

James Covello

Goldman Sachs Group Inc., Research Division
Helpful. And if I can just ask then, obviously, it's accretive based on the cash situation and I heard the comments about the OpEx savings. On the gross margin and I'm looking at the slides with the model staying consistent for Maxim, is the gross margin going to stay within the range because it's a relatively small piece of what the cost of goods sold is going to be than the Volterra's gross margins are a little lower? Or there's some things you can do even on the gross margin line without changing the manufacturing as you said before, it can increase the gross margins from the historical Volterra levels?

Tunc Doluca

Chief Executive Officer, President and Director
So first of all, we believe that the gross margins are going to benefit somewhat from the reduction in the exposure to the notebook business. That's going to help. I think in the short term, that will be one of the major drivers, as we said, we're not really combining, we're moving in the manufacturing in the short term so we don't expect that to get better. But I think that we do have the foundries, especially in the wafer side that are being used for the company, so that might help us as well in the next couple of years. So eventually, I think the margins are going to get better in time from those 2 reasons that I mentioned.

Operator

Our next question comes from the line of Steve Smigie from Raymond James. Jonathan Steven Smigie

Raymond James & Associates, Inc., Research Division
Tunc, I was hoping you could talk about Volterra in context of your overall integration strategy in the sense that it seems like a lot of that core power management around computing for servers is somewhat established by somebody like an Intel, like a standard out there. And certainly, Volterra has done a good job of doing their version of integration. But how does this really fit into your overall strategy of cross-functional block integration that's sort of differentiated you and the handset side? I don't see how that would necessarily apply to your division.

Tunc Doluca

Chief Executive Officer, President and Director
Well I mean, it is -- you're correct, it's quite different from the mobility side where we put many different rails on a single piece of silicon. But in this -- the products that Volterra makes, there is high integration as well. They have both the power stage, all the controllers, all the metrology, chipset controllers, master controller and some deliver the power. What we consider all of those in the market also very high integration solutions because they pretty much solve the entire voltage conversion process in a very nice tightly coupled way. If you look at the solutions that are coming from the Volterra products, they're far smaller than the competitors. The stages to power conversion are extremely coupled so it provide not only power, it makes the design a lot easier for the customer, which is one of our major goals in our integration strategy and also provide customers with better efficiencies with lower cost, the cost of ownership for the customers in the long term. So the integration in that space is a little bit different than what you're accustomed to that we do in the mobility space. But nevertheless, it is a integration solutions, and Volterra is definitely the leader in this high current power conversion. And I think that, that fits very nicely into Maxim's strategy of integration.

Jonathan Steven Smigie

Raymond James & Associates, Inc., Research Division
Great. And as my follow-up, I was hoping you could talk a little bit about Volterra's position within digital power management. Seems digital power management has become more significant in these platforms going forward and how Volterra is positioned in terms of that. And then tied to that, is there anything specific that Maxim brings technology-wise to either enhance that or enhance other capabilities that Volterra has in terms of pursuing that course of the market?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Matt speaking. I think it's still early but clearly, we see a lot of synergy between the Volterra technology and the existing Maxim technologies that we have. We have added investment in digital power for several years, as well as you've got a position today in analog power management both in of load, as well as different power products that go into these applications. So I think the combination of all of the technology together under one roof is going to be very powerful. And I think we're going to get a lot of perspective from the Volterra engineering team as we showed them our portfolio and we figure out how to go to market in the most effective way, leveraging that Volterra and Maxim technologies for the communications and enterprise market.

Operator

Our next question comes from the line of Blayne Curtis from Barclays. Blayne Curtis

Barclays Capital, Research Division
Bruce, I just wanted to follow up. You answered this but I just wanted to make sure I understood the timing of synergies, the deal close end of the year. Recognized a good deal of it in Q1. But just when would you be fully realized on that $15 million synergies? And then if you could just give a little bit more color, it sounds like you're not cutting back any of the R&D or so is that just G&A, if you could just give me any color on that?

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Sure. As you would expect, we haven't 100% finalized our innovation plan and timing, right, and so how we get a chance to get in there and work closely for the 2 teams to work together. We won't be able to finalize that timing, but we do think we're going to work closely and efficiently together such that we'll start to achieve those savings in the March quarter. And certainly, our plan is to, on a run rate basis by exiting June be fully realizing that in annual savings. While clearly, these synergies and the public company costs and the SG&A area, since there is some rationalization of different countries in the organizations, we'll certainly look at that. Obviously, and engineers are a valuable resource. But from a synergy point of view, manufacturing, R&D and SG&A, we'll certainly look for the opportunities to reduce costs and fully maximize the value of the combined companies.

Blayne Curtis

Barclays Capital, Research Division
Okay, thanks. And then a question for Matt or Tunc. Just it was a particular end market segment that drove your interest in this deal? And then is there any particular end markets that you can see some synergies from a top line perspective with the combination of Maxim?

Tunc Doluca

Chief Executive Officer, President and Director
In terms of synergies, obviously, we have quite a bit of interest in the enterprise space. But we also thought that we could really be helpful in terms of growing the revenues and design-ins with Volterra's technology in the communications market. Customers in that space are, should I say, a lot more restrictive in terms of small companies having access in terms of design wins. And we have excellent relationships with the large networking and communications companies. Therefore, that's going to enable us to really accelerate the design wins in the comp space. And that was a very important piece of our decision making in this acquisition analysis.

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Let me just add to it. When we really took a look at our overall comp strategy for the company and looked it became clear that one of the biggest problems they're trying to solve in their hardware is managing the complexity of the power management requirements across networking, base stations, enterprise computing, all similar trends. And the Volterra technology really fits in well because we didn't have that technology in Maxim. And it's something that our customers are asking us for. So we see a very good fit in leveraging that technology into those existing OEMs where we have good market share and a preferred status.

Operator

Our next question comes from the line of Doug Freedman from RBC Capital Markets. Doug Freedman

RBC Capital Markets, LLC, Research Division
If I could just follow up on one of the questions regarding key personnel. Some of the questions were focused on who is staying. My question is focused on given how important people are to this business, how long have you tied up those key personnel and how deeply have you gone into the organization to do so?

Tunc Doluca

Chief Executive Officer, President and Director
From an acquisition standpoint, especially when acquiring a public company, going deep into that organization is not something you can do ahead of time. But we have -- we've essentially analyzed what our retention packages need to be, and we'll do what's necessary to make sure that all of the key employees on the Volterra side remain committed. We do have very sizable opportunities in terms of market growth. And all the people that I talked to are very excited about being part of Maxim because they see this as a way of accelerating what they always wanted to do, which is growing the business. So we're really not concerned about retention, if that's the question that you're asking about. But I don't know, maybe Jeff, you can comment about what you see, you know what all those people are thinking.

Jeffrey Staszak

Chief Executive Officer, President, Executive Director and Member of Non-Officer Equity Committee
Yes, we've been talking now for several months. We've always looked at Maxim as one of the companies we wanted to be like. And our -- what's nice is that we look at Maxim as one of the best analog systems companies, design companies and technology company out there. And we feel we're the best power management company from an integration standpoint. And the combination of the 2 is going to help us grow at a much faster rate. I mean, Matt indicated before, talked a little bit about the comp space. That's one of the key areas that we looked at where we need some assistance and help, and we believe that by being part of Maxim, our growth would be at a much faster rate than if we were to grow our business in the comp space alone.

Operator

Our next question comes from the line of Ken from RBC. Unknown Analyst
Will you need to obtain regulatory approval in China before you can close the offer? Matthew J. Murphy
Senior Vice President of Communications and Automotive Solutions Group It will be subject to the normal regulatory approvals and that may require China. Unknown Analyst
Okay. So no specific guidance on any of the required approvals outside of HSR? Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
No. We don't expect -- I mean obviously, there's the normal from an HSR point of view. I mean, obviously, at this point in time, we don't expect to have any difficulties. And our goal both from an approval point of view and from the tender offer point of view is to close this in a very timely and efficient manner, right? We're excited about this opportunity and we want to move forward. And we've designed our process to get from here to closure as fast as possible. And certainly, you can expect that we're all teed up and ready to go now that we've announced this deal.

Unknown Analyst

But what do you expect will drive the timing to close? What will be the long pole in the tent, so to speak? Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
I think our senses right now, it will be the tender offer process, right? We will have up to 10 days to launch the tender. And then you have to have -- the tender has to be open for 20 working days. And so from that point of view, when you sort of add that up, that's the long pole and gets you kind of reasonably probably into the early October from that point of view.

Unknown Analyst

But guidance is still December for closing? Tunc Doluca
Chief Executive Officer, President and Director Well, we essentially said it would be early in the December quarter. Operator
Our next question comes from the line of Chris Danely from JPMorgan. Sameer Kalucha

JP Morgan Chase & Co, Research Division
This is Sameer Kalucha calling in for Chris Danely. Just had a question on the top line side of things, on the revenue side of things. In terms of your target model, you said 2 to 3 points over market. I wonder how Volterra acquisition and then market mix impacts that revenue growth model going forward?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Sure. So I think when we look at Volterra, we think long term, right? That fits that model for market. We do know that near term, there is a headwind. As they work through the notebook exposure and I think that's kind of well understood by the street and by investors. But certainly as a combined company and the opportunity to continue to grow in our core server business, adding new vectors and communications that we talked about today, and then the new initiatives, when we look at that and we add that up, we certainly think that this is one component that will continue to allow Maxim to meet its model of the 3 to 5 points above industry average.

Sameer Kalucha

JP Morgan Chase & Co, Research Division
And then the next question was on the communications and the mobile side of things. Are there any technologies that would enable you to increase your presence in the mobile side of things with this acquisition?

Tunc Doluca

Chief Executive Officer, President and Director
We're really in the early stages of looking into that. We wanted to make sure that this acquisition did make sense for the markets that we intended to make sense for. And as we analyze and learn more and our people talk to each other, it's certainly possible that we do some acquisitions that's usable in mobile. So it is certainly true that peak current requirements regarding many of these processors, application processes being used keeps going up with every generation. So that goes up, there might be opportunities for us to use some of the technology obviously, the products would be quite different because of their use profile. But when we really did the rationalization of adding Volterra to the Maxim team, that was -- could be an upside not part of the analysis [indiscernible]

Operator

Our next question comes from the line of Graham from Capital. Unknown Analyst
My questions have actually been answered. Operator
Our next question comes from the line of Tony Rider from Imperial Capital. Unknown Analyst

Just quick 2 questions. When you say close December quarter, can you -- that's the fourth quarter, that's the quarter that ends December 31. So you weren't saying December, you're saying December quarter, right?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Right. We actually expect it to close early in that -- during the month of October, probably early October if things go well but we had...

Unknown Analyst

Okay, next. I just want to talk about process one sec. So your approach to reach that strategic [indiscernible] you kind from there. Can you tell me what happened after that? Is there a full data room?

Matthew J. Murphy

Senior Vice President of Communications and Automotive Solutions Group
Yes. We talked to a few companies. We basically put a lot of information in the data room and the respective companies did their due diligence.

Unknown Analyst

Got it. Thirdly, can you just tell me why you would or would not need China approval? Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
Actually, this is Bruce. Since the question came up, we did check with our lawyers, and at this point, it does not look like we would need China approval.

Unknown Analyst

How come you wouldn't? And the apology if I'm just not an expert. I appreciate the $0.02. Bruce E. Kiddoo
Chief Financial Officer and Senior Vice President No, it's okay, I'm not an expert either, and so we'll get back to you on that. Unknown Analyst

But your lawyers have told you, you don't need at this stage or you're confident you don't or -- and again apologies. You're certainly more an expert than me. But at this stage, your lawyers have told you, you don't need China and you're confident about that, without China putting words in your mouth, I apologize.

Bruce E. Kiddoo

Chief Financial Officer and Senior Vice President
No, that's fine. I think currently, that's what our understanding is. If it turns out it's something different, we'll certainly let you know.

Tunc Doluca

Chief Executive Officer, President and Director [indiscernible] Operator
[Operator Instructions] And our next question comes from the line of [indiscernible] from Chesapeake Partners. Unknown Analyst
My questions have actually been answered. Operator

Actually, this does conclude the question-and-answer session as I'm not showing any further questions in the queue at this time. I'd like to hand the program back to you for any further remarks.

Venk Nathamuni

Managing Director of Investor Relations Okay. Thank you, Jonathan. This concludes Maxim's conference call. We'd like to thank you for your participation and your interest in Maxim. Operator

Thank you. And thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.